                                   EXHIBIT 1

                                   AGREEMENT
                                   ---------

        This Agreement ("Agreement") executed this ____ day of May, 1996 is by and among DR. ASHER O. PACHOLDER ("AOP"), SYLVIA A. PACHOLDER ("SAP"), ROBIN
E. PACHOLDER ("REP"), WILLIAM J. MORGAN ("Morgan"), PACHOLDER ASSOCIATES, INC., an Ohio corporation ("Pacholder Associates"), P M DELAWARE, INC., a
Delaware corporation ("P M Delaware") (AOP, REP, SAP, Morgan, Pacholder Associates and P M Delaware are referred to herein collectively as the "ICO Shareholders"), WILLIAM E. WILLOUGHBY ("WEW"), PEGGY S. WILLOUGHBY ("PSW"), WILLIAM C. WILLOUGHBY ("WCW"), REGINA S. WILLOUGHBY ("RSW"), FRED R. FEDER ("Feder"), THEO J.M.L. VERHOEFF ("Verhoeff") and CATHERINE WILLOUGHBY STEPHENS ("CWS") (WEW, PSW, WCW, RSW, Feder, Verhoeff and CWS are referred to herein collectively as the "Wedco Shareholders") (the ICO Shareholders and the Wedco Shareholders are collectively the "Shareholders"), WALTER L. LEIB ("Leib") and EDWARD N. BAROL ("Barol").

        WHEREAS, as of the date of this Agreement, the Shareholders own approximately 39.9% of ICO, Inc., a Texas corporation;

        WHEREAS, the Shareholders entered into a Shareholders Agreement regarding the voting of the ICO, Inc. ("ICO") Common Stock, no par value (the "ICO Common Stock");

        WHEREAS, the ICO Shareholders granted Leib and Barol irrevocable proxies coupled with an interest with respect to their shares of ICO Common Stock;

        WHEREAS, the Shareholders, Leib and Barol may be deemed to be the beneficial owners of ICO Common Stock pursuant to Regulation Section 240.13d-3 promulgated under the Securities Exchange Act of 1934, as amended;

        WHEREAS, the Shareholders, Leib and Barol from time to time must file statements pursuant to certain sections of the Securities Exchange Act of 1934, as amended, concerning the ownership of equity securities of ICO, Inc.;

        NOW, THEREFORE, BE IT RESOLVED that the Shareholders, Leib and Barol do hereby agree to file jointly with the Securities Exchange Commission any schedules or other filings or amendments thereto made by or on behalf of the Shareholders, Barol and Leib pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended.


                               ______________________________________
                               DR. ASHER O. PACHOLDER

                               ____________________________________
                               SYLVIA A. PACHOLDER
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                               _____________________________________
                               ROBIN E. PACHOLDER

                               _________________________________
                               WILLIAM J. MORGAN

                               PACHOLDER ASSOCIATES, INC.


                               BY:________________________________

                               P M DELAWARE, INC.

                               BY:________________________________


                               _____________________________________
                               WILLIAM E. WILLOUGHBY

                               _____________________________________
                               PEGGY S. WILLOUGHBY

                               _____________________________________
                               WILLIAM C. WILLOUGHBY

                               _____________________________________
                               REGINA S. WILLOUGHBY

                               _____________________________________
                               FRED R. FEDER

                               ____________________________________
                               THEO J.M.L. VERHOEFF

                               _____________________________________
                               CATHERINE WILLOUGHBY STEPHENS

                               _____________________________________
                               WALTER L. LEIB

                               _____________________________________
                               EDWARD N. BAROL